Exhibit 4.2

                         REGISTRATION RIGHTS AGREEMENT



      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of August 3, 2004, by and between Provident Senior Living Trust, a Maryland real estate investment trust (the "Issuer"), and Friedman, Billings, Ramsey & Co., Inc., a Delaware corporation ("FBR "), for the benefit of the Holders (as defined below).

      THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

            A. The Issuer, PSLT OP, L.P., a Delaware limited partnership (the "Operating Partnership"), and FBR entered into that certain Purchase/Placement Agreement, dated as of August 2, 2004 (the "Purchase Agreement"), in connection with the offering and sale (the "Offering") of up to 30,868,634 common shares of beneficial interest, par value $.001 per share, of the Issuer (the "Common Shares"), including up to 4,026,344 Common Shares that may be issued pursuant to an additional allotment option granted to FBR and 1,824,377 Class A common units of limited partnership interest in the Operating Partnership (the "Units") that may be redeemed, at the Issuer's option, for common shares of beneficial interest of the Issuer.

            B. In order to induce the investors who are purchasing the Common Shares and Units in the Offering to purchase such Common Shares and Units, and FBR to enter into the Purchase Agreement, the Issuer has agreed to provide the registration rights provided for in this Agreement for the Holders for the Common Shares and any common shares that may be issued upon redemption of the Units.

            C. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Definitions.

      As used in this Agreement, the following terms have the following meanings:

      Additional Shares: Shares or other securities issued in respect of the Shares by reason of or in connection with any stock dividend, stock distribution, stock split, or similar issuance.

      Agreement:  As defined in the preamble hereof.

      Affiliate: As to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries or relationships, controls or is controlled by, or is under common control with, the specified Person, (ii) any executive officer, director, trustee, managing member, general partner or Person in a similar capacity of the specified Person and (iii) any legal entity for which the specified Person acts as an executive officer, director, trustee, managing member, general partner or Person in a similar capacity. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly, or indirectly through one or more intermediaries or relationships, of the power to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, partnership or member interests or other equity interests or otherwise. An indirect relationship includes, but is not limited to, circumstances in which a Person's spouse, children, parents, siblings or mother-, father-, sister- or brother-in-law is or has been associated with a Person.

      Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

      Closing Time: August 3, 2004, or such other time or such other date as FBR and the Issuer may agree.

      Commission:  The Securities and Exchange Commission.

      Common Shares:  As defined in the recitals hereof.

      Controlling Person:  As defined in Section 6(a) hereof.

      End of Suspension Notice:  As defined in Section 5(b) hereof.

      Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

      FBR:  As defined in the preamble hereof, and any successor thereto.

      Holder:  Each record owner of any Registrable Shares from time to time.

      Indemnified Party:  As defined in Section 6(c) hereof.

      Indemnifying Party:  As defined in Section 6(c) hereof.

      IPO Registration Statement:  As defined in Section 2(b) hereof.

      Issuer:  As defined in the preamble hereof, and any successor thereto.

      Liabilities:  As defined in Section 6(a) hereof.

      Mandatory Shelf Registration Statement: As defined in Section 2(a) hereof.

      NASD:  The National Association of Securities Dealers, Inc.

      Offering: As defined in Recital A hereof.

      Operating Partnership:  As defined in Recital A hereof.

      Person: An individual, partnership, corporation, trust, limited liability company, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

      Proceeding: An action (including a class action), claim, suit, demand, arbitration or other proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

      Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

      Purchase Agreement: As defined in Recital A hereof, as amended from time to time in accordance with the terms thereof.

      Purchaser Indemnitee:  As defined in Section 6(a) hereof.

      Registrable Shares: Each of the Shares, any Additional Shares and any Unit Shares, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder, until, in the case of any such Shares or Additional Shares, as applicable, the earliest to occur of:

      (i) the date on which such Shares have been sold pursuant to a Registration Statement or sold, transferred or otherwise disposed of pursuant to Rule 144;

      (ii) the date on which such Shares not held by Affiliates of the Issuer are eligible for sale without registration under the Securities Act pursuant to subparagraph (k) of Rule 144;

      (iii) the date on which such Shares have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer have been delivered by the Issuer and subsequent public distribution of such Shares shall not require registration or qualification of under the Securities Act; or

      (iv) the second anniversary of the initial effective date of the Mandatory Shelf Registration Statement.

      Registration Expenses: Any and all expenses of the Issuer incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, NASD or other registration, listing, inclusion and filing fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of the
NASD), (iii) all expenses incurred in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, agreements among underwriters, securities sales agreements, certificates and any other documents relating to the performance of the Issuer under and compliance by the Issuer with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange or national quotation system pursuant to Section 4(n) of this Agreement or otherwise, (v) the fees and disbursements of counsel for the Issuer and of the independent public accountants of the Issuer (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), and the reasonable fees and disbursements (up to a maximum aggregate amount of $25,000) of one counsel and one accounting firm (as selected by FBR) for the selling Holders to review any Registration Statement, and (vi) any fees and disbursements customarily paid or otherwise negotiated for payment by issuers in connection with issues and sales of securities (including the fees and expenses of any experts retained by the Issuer in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers' or underwriters' discounts and commissions and transfer taxes or transfer fees, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to or accounting firm of the Holders other than as provided for in subparagraph (v) above.

      Registration Statement: Any Shelf Registration Statement, any Subsequent Shelf Registration Statement or the IPO Registration Statement (that covers the resale of any Registrable Shares), including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre-and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

      Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Rule 144A: Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Rule 429: Rule 429 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

      Shares:  As defined in the Purchase Agreement.

      Shelf Registration Statement: The Mandatory Shelf Registration Statement or any Subsequent Shelf Registration Statement.

      Subsequent Shelf Registration Statement: As defined in Section 2(c) hereof.

      Suspension Event:  As defined in Section 5(b) hereof.

      Suspension Notice:  As defined in Section 5(b) hereof.

      Underwritten Offering: A sale of securities of the Issuer to an underwriter or underwriters for reoffering to the public.

      Units:  As defined in the recitals hereof.

      Unit Shares: Shares issued upon redemption of Units that were issued to Fortress Brookdale Acquisition LLC on August 3, 2004.

2.    Registration Rights.

      (a) Mandatory Shelf Registration. As set forth in Section 4 hereof, the Issuer agrees to file with the Commission as soon as practicable, but in no event later than three months from the date hereof, a Shelf Registration Statement on Form S-11 or such other form under the Securities Act then available to the Issuer providing for the resale pursuant to Rule 415 from time to time (including pursuant to an underwritten offering) by the Holders of all of the Registrable Shares (including for the avoidance of doubt any Additional Shares that are issued prior to the effectiveness of such shelf registration statement) (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the "Mandatory Shelf Registration Statement"). The Issuer shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as practicable following such filing, in each case giving due regard to the need to prepare current financial statements and complete other actions that are reasonably necessary to effect a registered public offering. Such reasonable best efforts shall include, without limitation, responding to any comments issued by the staff of the Commission with respect to any Registration Statement and filing any related amendment to such Registration Statement as soon as reasonably practicable after receipt of such comments. Any Shelf Registration Statement shall provide for the resale from time to time and pursuant to any customary method or combination of methods legally available (including, without limitation, an Underwritten Offering) by the Holders of any and all Registrable Shares.

      (b) IPO Registration. If, prior to the Mandatory Shelf Registration Statement being declared effective by the Commission and the Common Shares being listed on a national securities exchange or quoted on the Nasdaq National Market or comparable quotation system, the Issuer proposes to file a registration statement on Form S-11 or such other form under the Securities Act providing for the initial public offering of Common Shares (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the "IPO Registration Statement"), the Issuer will notify, in writing, each Holder of the proposed filing and afford each Holder an opportunity to include in such IPO Registration Statement all or any part of the Registrable Shares then held by such Holder. Each Holder desiring to include in any such IPO Registration Statement all or part of the Registrable Shares held by such Holder shall, within fifteen (15) Business Days after receipt of the above-described written notice by the Issuer, so notify the Issuer in writing, and in such notice shall inform the Issuer of the number of Registrable Shares such Holder wishes to include in such IPO Registration Statement. Any election by any Holder to include any Registrable Shares in such IPO Registration Statement will not affect the inclusion of such Registrable Shares in the Shelf Registration Statement until such Registrable Shares have been sold under the IPO Registration Statement; provided, however, that at such time of sale, the Issuer shall have the right to remove from the Shelf Registration Statement the Registrable Shares sold pursuant to the IPO Registration Statement. In the event that Registrable Shares cannot be included in the IPO Registration Statement as a result of the determination of the managing underwriters as set forth in Section 2(b)(ii) below, then the Issuer shall only be required to notify, in writing, each Holder of such determination by the managing underwriter.

            (i) Right to Terminate or Delay IPO Registration. At any time, the Issuer shall have the right to terminate or withdraw any IPO Registration Statement referred to in this Section 2(b) whether or not any Holder has elected to include Registrable Shares in such registration; provided, however, the Issuer must provide each Holder that elected to include any Registrable Shares in such IPO Registration Statement prompt written notice of such termination. Furthermore, in the event the IPO Registration Statement is not declared effective by the Commission within ninety (90) Business Days following delivery by the Issuer of notice to the Holders of their initial opportunity to include all or any part of the Registrable Shares then held by such Holders in the IPO Registration Statement, the Issuer shall promptly provide a new written notice to all Holders giving them another opportunity to elect to include Registrable Shares in the pending IPO Registration Statement. Each Holder receiving such notice shall have the same election rights afforded such Holder as described in clause (b) above.

            (ii) Underwriting. The Issuer shall give written notice to the Holders who elected to be included in the IPO Registration Statement of the managing underwriters for the Underwritten Offering proposed under the IPO Registration Statement. The right of any such Holder's Registrable Shares to be included in any IPO Registration Statement pursuant to this Section 2(b) shall be conditioned upon such Holder's participation in such Underwritten Offering and the inclusion of such Holder's Registrable Shares in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and complete and execute, as reasonably requested as to scope and form, any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Issuer such information in writing as the Issuer may reasonably request for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements (including indemnities) with the Issuer or the underwriters other than representations, warranties or agreements (including indemnities) as are customary and reasonably requested by the underwriters with the understanding that the foregoing shall be several, not joint and several, and no such agreement (including indemnities) shall require any Holder to be liable for an amount in excess of the net proceeds received by such Holder through such Underwritten Offering. Notwithstanding any other provision of this Agreement, if the managing underwriters determine in their sole discretion that marketing factors require a limitation on the number of shares to be included, then the managing underwriters may exclude shares (including Registrable Shares) from the IPO Registration Statement and the Underwritten Offering and any Shares included in the IPO Registration Statement and the Underwritten Offering shall be allocated, first, to the Issuer, for all Shares proposed to be sold by the Issuer for its own account, and second, if available, to each of the Holders requesting inclusion of their Registrable Shares in such IPO Registration Statement on a pro rata basis based on the total number of Registrable Shares then requested for inclusion by each such Holder. If any Holder disapproves of the terms of any Underwritten Offering that is undertaken in compliance with the terms hereof, such Holder may elect to withdraw therefrom by written notice to the Issuer and the underwriter, delivered at least ten (10) Business Days prior to the Issuer's proposed effective date of the IPO Registration Statement. Any Registrable Shares excluded or withdrawn from such Underwritten Offering shall be excluded and withdrawn from the IPO Registration Statement.

            (iii) Hold-Back Agreement. By electing to include Registrable Shares in the IPO Registration Statement, if any, the Holder shall be deemed to have agreed not to directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of securities of the Issuer of the same or similar class or classes of the securities included in the Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably and customarily requested by the managing underwriter (but in no event for a period longer than sixty (60) days following the effective date of the IPO Registration Statement, provided each of the executive officers and trustees of the Issuer that hold Common Shares of the Issuer or securities convertible into or exchangeable or exercisable for Common Shares of the Issuer are subject to the same restriction for the entire time period required of the Holders hereunder). In order to enforce the foregoing, the Issuer shall be entitled to impose stop-transfer instructions with respect to the Registrable Shares of each Holder until the end of such period.

            (iv) Shelf Registration not Impacted by IPO Registration Statement. The Issuer's obligation to file and keep effective any Shelf Registration Statement shall not be affected by the filing or effectiveness of the IPO Registration Statement unless and to the extent Registrable Shares are sold pursuant to the IPO Registration Statement.

      (c) Subsequent Shelf Registration for Additional Shares Issued after Effectiveness of the Mandatory Shelf Registration Statement. If any Additional Shares are issued or distributed to Holders after the effectiveness of the Mandatory Shelf Registration Statement, or such Additional Shares were otherwise not included in a prior Shelf Registration Statement, then the Issuer shall as soon as practicable, but in no event later than sixty (60) days after the issuance of such Additional Shares, file an additional shelf registration statement (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a "Subsequent Shelf Registration Statement") covering such Additional Shares on behalf of the Holders thereof in the same manner, and subject to the same provisions in this Agreement as the Mandatory Shelf Registration Statement, provided that the provisions of the first sentence of
Section 2(a) hereof will not apply to any such Subsequent Shelf Registration Statement.

      (d) Expenses. The Issuer shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this
Section 2 shall bear such Holder's proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with a registration of Registrable Shares pursuant to this Agreement and any other expense of the Holders not allocated to the Issuer pursuant to this Agreement relating to the sale or disposition of such Holder's Registrable Shares pursuant to any Registration Statement.

3.    Rules 144 and 144A Reporting.

      With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Shares to the public without registration, the Issuer agrees to, until such date as no Holder owns any Registrable Shares:

      (a) at all times after the effective date of the first Registration Statement under the Securities Act filed by the Issuer for an offering of its securities to the general public, make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

      (b) timely file with the Commission all reports and other documents required to be filed by the Issuer under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

      (c) if the Issuer is not required to file reports and other documents under the Securities Act and the Exchange Act, make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to, Rule 144A; and

      (d) so long as a Holder owns any Registrable Shares, without cost to any Holder, furnish to any Holder promptly upon request a copy of the most recent annual or quarterly report(s) of the Issuer, and such other reports and documents of the Issuer, and take such further actions consistent with this Section, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration (at all times that the Issuer is not subject to the reporting requirements of the Exchange Act).

4.    Registration Procedures.

      In connection with the obligations of the Issuer with respect to any registration pursuant to this Agreement, the Issuer shall use its reasonable best efforts to effect or cause to be effected the registration of the Registrable Shares under the Securities Act to permit the public resale of such Registrable Shares by the Holder or Holders in accordance with the Holders' intended method or methods of resale and distribution, and the Issuer shall, without limitation:

      (a) prepare and file with the Commission, as specified in this Agreement, a Shelf Registration Statement, which Shelf Registration Statement shall comply as to form with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 5 hereof, until the date on which no Holders hold Registrable Shares; provided, however, that if the Issuer has an effective Shelf Registration Statement on Form S-11 under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement under the Securities Act, the Issuer may, upon twenty (20) Business Days' prior written notice to all Holders of Registrable Shares, register any Registrable Shares registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Registration Statement or transfer filing fees from the previous Registration Statement (such transfer pursuant to Rule 429) unless any Holder of Registrable Shares registered under the initial Shelf Registration Statement notifies the Issuer within fifteen (15) Business Days of receipt of the Issuer notice that such a registration under a new Registration Statement and de-registration of the initial Shelf Registration Statement would materially interfere with its distribution of Registrable Shares already in progress, in which case the Issuer shall delay the effectiveness of the short-form Shelf Registration Statement and de-registration until not later than thirty (30) Business Days from the date that the Issuer receives the notice from a Holder requesting a delay;

      (b) subject to Section 4(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the period described in Section 4(a) hereof, (ii) cause each Prospectus contained therein to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Shelf Registration Statement during the applicable period in accordance with applicable law and the method or methods of distribution described in the Prospectus;

      (c) furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Issuer consents, subject to Section 5, to the lawful use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

      (d) use its reasonable best efforts to (i) register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or "blue sky" laws of such domestic United States jurisdictions as FBR or any Holder covered by a Registration Statement shall reasonably request in writing, (ii) keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to
Section 4(a) and (iii) do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Issuer shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction; provided, further, that if the Issuer is unable to list the Registrable Shares on a national stock exchange or qualify for quotation on an automatic quotation system at or prior to the time the Registration Statement is declared effective by the Commission because it fails to meet requirements for such listing or quotation regarding the number of holders of its Common Stock, the obligation in this Section 4(d) shall not require the Issuer to register or qualify the Registrable Shares in any state or foreign jurisdiction where the Issuer reasonably concludes, based upon the advice of securities counsel, that such registration or qualification would require unreasonable efforts (including, without limitation, amendments to the Issuer's charter or bylaws) or expense;

      (e) use its reasonable best efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other domestic state or local governmental agencies or authorities in the United States, if any, as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

      (f) notify FBR and each Holder with Registrable Shares covered by a Registration Statement promptly and, if requested by FBR or any such Holder, promptly confirm such advice in writing at the address determined in accordance with Section 10(c), (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any Proceedings for that purpose,
(iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information, and (iv) of any reason, including, but not limited to, the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus until the requisite changes have been made);

      (g) during the period of time referred to in Section 4(a) above, use its reasonable best efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Shelf Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

      (h) provide to FBR and its counsel within five (5) Business Days of receipt by the Issuer or its counsel, copies of any material correspondence (which FBR may disclose to any other Holder) with or from the Commission or its staff with respect to a Registration Statement; and upon request, furnish to each requesting Holder with Registrable Shares covered by a Registration Statement, without charge, at least one (1) conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

      (i) except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(f)(iv) hereof, use its reasonable best efforts to promptly prepare a supplement or post-effective amendment to a Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request and without charge, promptly furnish to each requesting Holder a reasonable number of copies of each such supplement or post-effective amendment;

      (j) if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with an Underwritten Offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such material information as the representative of the underwriters, if any, or such Holders indicate in writing relates to them or otherwise reasonably request in writing be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received written notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Issuer shall not be required to take any action pursuant to this Section 4(j) that would, in the opinion of counsel for the Issuer, violate applicable law;

      (k) in the case of an Underwritten Offering, use its reasonable best efforts to furnish or caused to be furnished to the underwriters a signed counterpart, addressed to the underwriters, of: (i) an opinion of counsel for the Issuer, dated the date of each closing under the underwriting agreement; and (ii) a "comfort" letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Issuer's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings;

      (l) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations, warranties and agreements (including indemnities) to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same in writing to the extent customary if and when requested;

      (m) in connection with an Underwritten Offering, make available for inspection by one representative appointed by the Holders of a majority of the Registrable Shares and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any counsel and accounting firm retained by the Holders and underwriters, respectively, at reasonable times and in a reasonable manner, all financial and other records, pertinent corporate documents and properties of the Issuer and cause the respective officers, directors, employees and agents of the Issuer to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement and as may be necessary in connection with a customary due diligence review of the Issuer; provided, however, that such records, documents or information that the Issuer determines, in good faith, to be confidential and notifies such representative of the Holders, representative of the underwriters, counsel thereto or accountants thereto are confidential shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus and the Registrable Shares are not subject to a suspension of sales pursuant to
Section 5 hereof, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided further, that to the extent practicable, the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Holders and the other parties;

      (n) provided that the Issuer meets the applicable listing standards, use its reasonable best efforts to qualify for, and list or include all Registrable Shares on, the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market as soon as practicable (including, without limitation, seeking to cure in the Issuer's listing or inclusion application any deficiencies cited by the exchange or market) and thereafter use reasonable best efforts to maintain such listing;

      (o) prepare and timely file all documents, reports and certifications required by the Securities Act and the Exchange Act at all times beginning from the date the Issuer is first subject to such filing, reporting or certification requirements through the date no Holders hold Registrable Shares;

      (p) provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

      (q) (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and, as applicable, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or other listing standard, (ii) use reasonable best efforts to make generally available to its shareholders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months beginning after the effective date of the Registration Statement that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act) thereunder, no later than forty-five (45) days after the end of each fiscal quarter occurring after the first anniversary of the effective date of the Registration Statement (unless such fiscal quarter is the last fiscal quarter of the Issuer's fiscal year, in which case such earnings statement shall be delivered no later than ninety (90) days after such fiscal quarter occurring after the first anniversary of the effective date of the Registration Statement) and (iii) delay filing any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by such Registration Statement shall have, based upon the opinion of counsel, reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least three (3) Business Days prior to the filing thereof, provided that the Issuer may file such Registration Statement or Prospectus or amendment or supplement following such time as the Issuer shall have made a good faith effort to resolve any such issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies with the requirements of the Securities Act;

      (r) provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

      (s) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the security being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends (other than as required by the Issuer's charter) and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may reasonably request at least three (3) Business Days prior to any sale of the Registrable Shares; and

      (t) upon effectiveness of the first Registration Statement filed by the Issuer, the Issuer will take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement.

      The Issuer may require the Holders to furnish to the Issuer such information regarding the proposed distribution by such Holder as the Issuer may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such reasonable information to the Issuer. Any Holder that sells Registrable Shares pursuant to a Registration Statement or as a selling stockholder pursuant to an Underwritten Offering shall be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers. Each Holder further agrees to furnish promptly to the Issuer in writing all information required from time to time to make the information previously furnished by such Holder not misleading and each Holder shall have a reasonable opportunity to review and comment upon the Registration Statement with respect to the accuracy of the information provided by such Holder, which shall include at least five (5) Business Days after receipt of any Registration Statement to provide comments thereon to the Issuer or its counsel. The designated counsel, if any, for the Holders shall, on behalf of the Holders, have the right to review and comment upon the Registration Statement prior to the time it is filed with the Commission, which shall include at least five (5) Business Days after receipt of any Registration Statement to provide comments thereon to the Issuer or its counsel.

      Each Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 4(f)(ii), 4(f)(iii) or 4(f)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder receives copies of the supplemented or amended Prospectus. If so directed by the Issuer, such Holder will deliver to the Issuer (at the reasonable expense of the Issuer) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

5.    Black-Out Period.

      (a) Subject to the provisions of this Section 5, the Issuer may suspend effectiveness of a Registration Statement or may direct the Holders to suspend sales of the Registrable Shares pursuant to a Registration Statement, in each case by written notice to FBR and the Holders, for such times as the Issuer reasonably may determine is necessary and advisable (but in no event for more than an aggregate of ninety (90) days in any rolling twelve
(12)-month period commencing on the Closing Time or more than sixty (60) days in any rolling ninety (90)-day period, and no more than three (3) separate times in any rolling 12-month period) if any of the following events shall occur: (i) the managing underwriter of an Underwritten Offering of primary Shares by the Issuer has advised the Issuer that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on the Issuer's primary offering; (ii) the majority of the members of the Board of Trustees of the Issuer in good faith determine that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any material proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other similar material transaction involving the Issuer, (B) after the advice of counsel, sale of Registrable Shares pursuant to the

Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and
(C) disclosure would have a material adverse effect on the Issuer or the Issuer's ability to consummate such transaction, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the majority of the members of the Board of Trustees of the Issuer shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any Prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the Prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that individually, or in the aggregate, represents a fundamental change in the information set forth therein; or (3) including in the Prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any suspension described in (ii) and (iii) above, the Issuer shall use its reasonable best efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to permit resumed use of the Registration Statement as soon as possible.

      (b) In the case of an event that causes the Issuer to suspend the use of a Registration Statement (a "Suspension Event"), the Issuer shall give written notice (a "Suspension Notice") to the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and certify, by an officer of the Issuer, that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Issuer is using its reasonable best efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after receiving a Suspension Notice from the Issuer and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Issuer, each Holder will deliver to the Issuer (at the expense of the Issuer) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Issuer, which End of Suspension Notice shall be given by the Issuer to the Holders and FBR promptly following the conclusion of any Suspension Event and its effect.

6.    Indemnification and Contribution.

      (a) The Issuer agrees to indemnify and hold harmless (i) FBR and each Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any of the foregoing (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person"), and (iii) the respective officers, directors, partners, members, managers, employees, representatives and agents of FBR and each Holder or any Controlling Person (any Person referred to in clause
(i), (ii) or (iii) may hereinafter be referred to as a "Purchaser Indemnitee") from and against any and all losses, damages, judgments, reasonable out-of-pocket expenses, and other liabilities (collectively, the "Liabilities"), including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any Proceeding by any governmental agency or body, commenced or threatened, including to the extent hereinafter provided, the reasonable fees and expenses of outside counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Issuer shall have promptly furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any preliminary Prospectus or any other document prepared by the Issuer used to sell the Registrable Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Issuer or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, or (ii) any untrue statement contained in or omission from a preliminary Prospectus if a copy of the Prospectus (as then amended or supplemented, if the Issuer shall have promptly furnished to or on behalf of the Holder participating in the distribution relating to the relevant Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to the Person asserting any such Liabilities who purchased Shares, if such Prospectus (or Prospectus as amended or supplemented) is required by law to be sent or given at or prior to the written confirmation of the sale of such Shares to such Person and the untrue statement contained in or omission from such preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented if the Issuer shall have promptly furnished any amendments or supplements thereto). The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

      (b) In connection with any Registration Statement in which a Purchaser Indemnitee is participating and as a condition to such participation, such Purchaser Indemnitee agrees, severally and not jointly, to indemnify and hold harmless the Issuer, each Person who controls the Issuer within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, trustees, officers, members, representatives, employees and agents of the Issuer and each such Person to the same extent as the foregoing indemnity from the Issuer to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Purchaser Indemnitee furnished to the Issuer in writing by such Purchaser Indemnitee expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Purchaser Indemnitee pursuant to this paragraph shall in no event exceed the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares giving rise to such obligations. If the Holder elects to include Registrable Shares in an Underwritten Offering, the Holder shall be required to agree to such customary indemnification provisions as may reasonably be required by the underwriter in connection with such Underwritten Offering.

      (c) If any Proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the "Indemnified Party," or if more than one Indemnified Party, the "Indemnified Parties"), shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party"), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is actually and materially prejudiced by the failure to give notice), and the Indemnifying Party shall assume the defense of such Proceeding and retain counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld, to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Proceeding. Notwithstanding the foregoing, in any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the Proceeding to assume the defense and engage counsel approved by the Indemnified Party as hereinabove provided or (iii) such Indemnified Party shall have been reasonably advised by counsel that, either
(x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such affiliate of the Indemnifying Party or (y) a conflict exists between such Indemnified Party and the Indemnifying Party or such affiliate of the Indemnifying Party, then the Indemnifying Party shall not have the right to assume nor direct the defense of such Proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one (1) separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of Registrable Shares sold by all such Indemnified Parties (excluding Registrable Shares sold by the Issuer and its Affiliates) and any such separate firm for the Issuer, the directors, the officers and such control Persons of the Issuer as shall be designated in writing by the Issuer. The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability resulting from such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party or the subject thereof and indemnity could have been sought hereunder by such Indemnified Party, unless
(i) such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding in a form satisfactory to the Indemnified Party and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

      (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Parties on the other hand in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but the relative fault of the Indemnifying Parties and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Issuer, on the one hand, and any Purchaser Indemnitees, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by such Purchaser Indemnitees and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 6(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to paragraph 6(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such Proceeding. Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds (net of any discounts or commissions) received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) FBR or a Holder shall have the same rights to contribution as FBR or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Issuer, and each officer, trustee, partner, employee, representative, agent or manager of the Issuer shall have the same rights to contribution as the Issuer. Any party entitled to contribution will, promptly after receipt of notice of commencement of any Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is actually and materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      (f)   The indemnity and contribution agreements contained in this
Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified

Parties referred to above. The Purchaser Indemnitee's obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

7.    Market Stand-off Agreement.

      Each Holder hereby agrees that it shall not, to the extent requested in writing by the Issuer or an underwriter of securities of the Issuer, directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchae any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of any Registrable Shares or other Common Shares of the Issuer or any securities convertible into or exchangeable or exercisable for Common Shares of the Issuer then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) within sixty (60) days following either (x) the effective date of the IPO Registration Statement of the Issuer filed under the Securities Act or (y) the date of an Underwritten Offering by the Issuer pursuant to a shelf registration statement of the Issuer filed under the Securities Act; provided, however, that:

      (a) with respect to the up to 60-day restriction that follows the effective date of the IPO Registration Statement, such agreement shall not be applicable to Registrable Shares sold pursuant to such IPO Registration Statement;

      (b) all executive officers and directors of the Issuer then holding Common Shares or securities convertible into or exchangeable or exercisable for Common Shares of the Issuer shall enter into similar agreements for not less than the entire time period required of the Holders hereunder; and

      (c) subject to a determination in good faith by the underwriters for an Underwritten Offering, the Holders shall be allowed any concession or proportionate release allowed to any executive officer or director that entered into similar agreements.

      In order to enforce the foregoing covenant, the Issuer shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 7 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

8.    Termination of the Issuer's Obligations.

      The Issuer shall have no further obligations pursuant to this Agreement at such time as no Registrable Shares are outstanding, provided, however, that the Issuer's obligations under Sections 6 and 10(a) through and including 10(m) of this Agreement shall remain in full force and effect following such time.

9.    Limitations on Subsequent Registration Rights.

      From and after the date of this Agreement, the Issuer shall not, without the prior written consent of the Holders (other than Affiliates of the Issuer) of a majority of the then outstanding Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of the Issuer that would allow such holder or prospective holder to include such securities in the IPO Registration Statement, if any, filed pursuant to the terms hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Shares of the Holders that is included.

10.   Miscellaneous.

      (a) Remedies. In the event that the Issuer has not filed the Mandatory Shelf Registration Statement within the three-month period set forth in
Section 2(a) hereof, the Issuer's chief executive officer, chief operating officer and chief financial officer will forfeit 100% of any bonus earned by them in 2004 as a result of their performance during 2004, unless there are circumstances that would give rise to a "blackout period," the Commission is unable to accept such filing, or there are any other circumstances that are beyond the control of management as determined in good faith by a majority of the independent members of the Board of Trustees, in which case the three-month period will be extended by the duration of such period.

      (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Issuer and Holders beneficially owning not less than fifty percent (50%) of the then outstanding Registrable Shares; provided, however, that for purposes of this Agreement, Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Issuer shall not be deemed to be outstanding. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

      (c) Notices. All notices and other communications, provided for or permitted hereunder shall be made in writing and delivered by hand-delivery, facsimile (with receipt confirmed), electronic mail, overnight courier or first class mail (registered or certified, return receipt requested), or by telegram:

            (i) if to a Holder, at the most current street or e-mail address or facsimile number given by the transfer agent and registrar of the Shares to the Issuer; and

            (ii) if to the Issuer, at the offices of the Issuer c/o Fortress Investment Group LLC, 1251 Avenue of the Americas, 16th Floor, New York, New York 10020, Attention: Darryl W. Copeland, Jr., Chairman and Chief Executive Officer, (fax (609) 577-6025)

Except as otherwise provided in this Agreement, all such notices shall be deemed to have been given (a) at the time delivered by hand, if personally delivered, (b) when receipt is acknowledged, if sent by facsimile, (c) five days after being deposited in the mail, postage prepaid, if sent by first-class mail, and (d) the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The Issuer shall cause the transfer agent to use commercially reasonable efforts to maintain current addresses of the Holders.

      (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto including the Holders. The Issuer agrees that the Holders shall be parties to the agreements made hereunder by FBR and the Issuer and shall be entitled to the benefits and subject to the obligations hereof. The Issuer may assign its rights and obligations hereunder to any successor of the Issuer's business involving a transaction approved by the Issuer's shareholders in accordance with applicable law, or with the prior written consent of Holders (other than Affiliates of the Issuer) of a majority of the then outstanding Registrable Shares.

      (e) Stock Legend. In addition to any other legend that may appear on the stock certificates evidencing the Registrable Shares, for so long as any Shares remain Registrable Shares each stock certificate evidencing such Registrable Shares shall contain a legend to the following effect: "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ENTITLED TO THE BENEFITS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED AUGUST 3, 2004."

      (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (g) GOVERNING LAW; Consent to Jurisdiction; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      (h) Severabilily. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      (i) Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

      (j) Registrable Shares Held by the Issuer or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Issuer or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      (k) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase Agreement. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Issuer's obligations under Section 2 of this Agreement.

      (l) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement. All references made in this Agreement to "Section" refer to such Section of this Agreement, unless expressly stated otherwise.

      (m) Attorneys' Fees. In any Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.



                      [Signatures on the Following Page]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              PROVIDENT SENIOR LIVING TRUST



                              By:            /s/ Darryl W. Copeland, Jr.
                                 ---------------------------------------------
                                 Name:
                                 Title:


                              FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



                              By:                 /s/ James R. Kleeblatt
                                 ---------------------------------------------
                                 Name:
                                 Title: